Exhibit 10.1

AMENDMENT TO THE

SEMGROUP ENERGY PARTNERS G.P., L.L.C. LONG TERM INCENTIVE PLAN

THIS AMENDMENT (the “Amendment”) to the SemGroup Energy Partners G.P., L.L.C. Long Term Incentive Plan (the “Plan”) is made on this 23rd day of December, 2008, effective as of October 1, 2008, by SemGroup Energy Partners G.P., L.L.C. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan for the benefit of its employees; and

WHEREAS, Section 10 of the Plan provides that the Board of Directors of the Company (the “Board”) has the authority to amend the Plan at any time; and

WHEREAS, the Board desires to amend the Plan to allow for grants of subordinated units of SemGroup Energy Partners, L.P. and to modify the definition of the term “Change of Control”;

NOW, THEREFORE, the Plan is hereby amended with respect to any grant made on or after October 1, 2008, to read as follows:

1. Section 2 of the Plan is hereby amended to add the following definitions thereto:

“‘Common Unit’ has the same meaning given such term in the First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P.

‘Subordinated Unit’ has the same meaning given such term in the First Amended and Restated Agreement of Limited Partnership of SemGroup Energy Partners, L.P.”

2. The definition of “Unit” in Section 2 of the Plan is hereby amended in its entirety to read as follows:

“‘Unit’ means a Common Unit or a Subordinated Unit.”

3. The definition of “Change of Control” in Section 2 of the Plan is hereby amended in its entirety to read as follows:

“‘Change of Control’ means, and shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than SemGroup, L.P., Manchester Securities Corp., Alerian Finance Partners, LP, or their respective Affiliates, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership; (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or (iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership.”

4. Section 4(b) of the Plan is hereby amended in its entirety to read as follows:

“Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Common Units acquired in the open market, Common Units already owned by the Company, Common Units acquired by the Company directly from the Partnership (by new issuance or otherwise) or any other person, Subordinated Units acquired from the Partnership by new issuance, or any combination of the foregoing.”

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IN WITNESS WHEREOF, this Amendment is executed on the date provided herein.

SEMGROUP ENERGY PARTNERS G.P., L.L.C.

By:/s/ Kevin L. Foxx
      Name: Kevin L. Foxx
      Title: President and Chief Executive Officer